SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                               STEVEN MADDEN, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)  Aggregate number of securities to which transaction applies:

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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

         -----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ]  Check box if any part of the fee is offset as provided by Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

     1)  Amount Previously Paid:

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     4)  Date Filed:

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104

                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 25, 2007

                                   ----------

To the Stockholders of Steven Madden, Ltd.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of the Company will be held on May 25, 2007, at the Company's showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

                  1. To elect nine directors to the Board of Directors of the Company to serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and qualified;

                  2. To approve an amendment to the Company's 2006 Stock Incentive Plan to increase the maximum number of shares of Common Stock available for issuance under such plan from 1,200,000 shares to 1,550,000 shares;

                  3. To ratify the appointment of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007; and

                  4.       To transact such other  business as may properly come
                           before  the  Annual   Meeting  or  any   adjournments
                           thereof.

         All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on April 5, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., local time, at the Company's principal executive offices at 52-16 Barnett Avenue, Long Island City, NY 11104, by contacting the Secretary of the Company.

                               BY ORDER OF THE BOARD OF DIRECTORS

April 30, 2007
                               /s/ JAMIESON A. KARSON
                               -------------------------------------------------
                               Jamieson A. Karson
                               Chairman of the Board and Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                               STEVEN MADDEN, LTD.
                              52-16 BARNETT AVENUE
                           LONG ISLAND CITY, NY 11104

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                                  INTRODUCTION

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being furnished to the holders of common stock of Steven Madden, Ltd., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the 2007 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York on Friday, May 25, 2007 at 10:00 a.m., local time, and at any adjournments thereof. These proxy materials are being sent on or about May 3, 2007 to holders of record of common stock, $.000067 par value, of the Company (the "Common Stock") at the close of business on April 5, 2007 (the "Record Date"). The Company's Annual Report for the fiscal year ended December 31, 2006 ("2006 Fiscal Year"), including audited financial statements, is being sent to stockholders together with these proxy materials.

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect nine directors to the Board of Directors of the Company to serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and qualified, (ii) to approve an amendment to the Company's 2006 Stock Incentive Plan to increase the maximum number of shares of Common Stock available for issuance under such plan from 1,200,000 shares to 1,550,000 shares, (iii) to ratify the appointment of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007, and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company's Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of Common Stock of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 52-16 Barnett Avenue, Long Island City, NY 11104 and its telephone number is (718) 446-1800.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

         As of the Record Date, there were outstanding 20,453,888 shares of Common Stock (excluding treasury shares) held by approximately 126 holders of record and 3,934 beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on each matter presented at the meeting for each share held of record.

         The presence, in person or by proxy, of the holders of a majority of the shares eligible to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

         Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote.

         Abstentions will, in effect, be votes against the amendment to the Company's 2006 Stock Incentive Plan (Proposal 2) and against the ratification of the selection of the independent registered public accounting firm (Proposal 3), as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items. Broker non-votes will not be considered votes cast on Proposals 2 or 3 and the shares represented by broker non-votes with respect to these proposals will be considered present but not eligible to vote on these proposals.

         Brokers who hold shares in street name may vote in their discretion on behalf of beneficial owners from whom they have not received instruction with respect to routine matters. Proposals 1 and 3 should be treated as routine matters. Proposal 2 is not considered a routine matter and, consequently, without voting instructions, brokers cannot vote in their discretion on behalf of beneficial owners from whom they have not received instruction.

         The expense of preparing, printing and mailing this Proxy Statement, the exhibits hereto and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. The Company has entered into an agreement with D.F. King & Co., Inc. to assist in the solicitation of proxies and provide related advice and informational support. The total expense of this engagement, including customary disbursements, is not expected to exceed $10,000 in the aggregate.

         Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing, or, if the stockholder is a corporation by an officer or attorney thereof duly authorized, and deposited either at the principal executive offices of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof and prior to the vote upon such matters, and upon either of such deposits the proxy shall be revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholders shares.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         Under the Amended and Restated By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is required to be comprised of a minimum of one director. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of the directors. The Company's Board of Directors presently consists of nine directors whose terms expire at the Annual Meeting.

         The Nominating/Corporate Governance Committee of the Board of Directors and the Board of Directors have nominated and are recommending the election of each of the nine nominees set forth below to serve as a director of the Company until the next annual meeting of the Company's stockholders or until his successor is duly elected and qualified. The names and biographical summaries of the nine persons who have been nominated by the Nominating/Corporate Governance Committee of the Board of Directors and the Board of Directors to stand for election at the Annual Meeting have been provided below for your information.

BIOGRAPHICAL SUMMARIES OF NOMINEES FOR THE BOARD OF DIRECTORS

         Jamieson A. Karson has been the Chief Executive Officer of the Company since July 1, 2001 and Chairman of the Board of Directors since July 22, 2004. Mr. Karson was the Vice Chairman of the Board of Directors of the Company from July 1, 2001 until such time that he became the Chairman of the Board of Directors. Mr. Karson has been a director of the Company since January 2, 2001. Prior to joining the Company as Chief Executive Officer, Mr. Karson practiced law for over 17 years. He was a partner in the New York City law firm of Tannenbaum Helpern Syracuse & Hirshtritt LLP from January 1, 1997 through June 30, 2001, where he served on the firm's three person Finance Committee. He was a partner at the law firm of Karson McCormick from February 1992 through December 31, 1996. Prior to that, Mr. Karson was an associate attorney at the law firm of Shea & Gould.

         Jeffrey Birnbaum has been a director of the Company since June 2003. Mr. Birnbaum has been the Product Development Manager of Dolphin Footwear Company since August 1982. Dolphin is one of the Company's domestic and foreign suppliers. Mr. Birnbaum graduated from Tulane University in 1982.

         Marc S. Cooper has been a director of the Company since July 2001. Mr. Cooper has served as a Managing Director of Peter J. Solomon Company in its Mergers and Acquisitions Department since May 1999. Previously, Mr. Cooper worked at Barington Capital Group from March 1992 to May 1999, where he was a founding member and Vice Chairman overseeing its investment banking operations.

         Harold D. Kahn has been a director of the Company since December 2004. Mr. Kahn currently heads HDK Associates, a consulting company that advises financial and investment groups. Mr. Kahn served as the Chief Executive Officer of Macy's East from January 1994 through March 2004. Currently, Mr. Kahn also serves as a Director of The Wet Seal, Inc. and Ronco Corporation.

         John L. Madden has been a director of the Company since the Company's inception. From April 1998 through September 2003, Mr. Madden owned a branch office of Tradeway Securities Group, Inc. in Florida. From May 1996 through December 1996, Mr. Madden's consulting company, JLM Consultants, Inc., acted as a branch office of Merit Capital, Inc. for several broker-dealers. From May 1994 to May 1996, Mr. Madden served as Vice President of Investments for GKN Securities, Inc. From August 1993 to April 1994, Mr. Madden was employed by Biltmore Securities, Inc. as Managing Director and registered sales representative. Mr. Madden is the brother of Steven Madden, the Company's founder and Creative and Design Chief.

         Peter Migliorini has been a director of the Company since October 1996. Mr. Migliorini has served as Sales Manager for Greschlers, Inc., a supply company located in Brooklyn, New York, since 1994. From 1987 to 1994, Mr. Migliorini served as Director of Operations for Mackroyce Group. Mr. Migliorini has previously served in a number of capacities, ranging from Assistant Buyer to Chief Planner/Coordinator, for several shoe companies, including Meldisco Shoes, Perry Shoes and Fasco Shoes.

         Richard P. Randall has been a director of the Company since April 2006. Mr. Randall was the Executive Vice President and Chief Financial Officer of Direct Holdings Worldwide, LLC, the parent company of Lillian Vernon Corp. and TimeLife, from 2002 until his retirement in June 2005. Previously, Mr. Randall served as Senior Vice President and Chief Financial Officer of Coach, Inc. and the Chief Operating Officer and Chief Financial Officer of Lillian Vernon Corp. from 2000 to 2001 and 1998 to 2000, respectively. Currently, Mr. Randall serves as a Director of The Burke Rehabilitation Hospital.

         Thomas H. Schwartz has been a director of the Company since May 2004. Since March 2007, Mr. Schwartz has been the Chief Executive Officer and sole owner of Summer and Forge Investors LLC, a company that invests in real estate and manages properties in which it has ownership interests. Previously, Mr. Schwartz was a Managing Director of Helmsley-Spear, Inc. from 1984 to March 2007.

         Walter Yetnikoff has been a director of the Company since May 2005. Mr. Yetnikoff has served as Chief Executive Officer of Commotion Records, a company he co-founded, since 2003. From 2001 through 2003, Mr. Yetnikoff was self-employed as a researcher and writer. Mr. Yetnikoff served as President of CBS Records from 1975 to 1990 and served on the Board of Directors of CBS, Inc. from 1975 through 1988.

REQUIRED VOTE

         Proxies will be voted for the election of the nine nominees as directors of the Company unless otherwise specified on the proxy. A plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the nominees as directors. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed proxy. Abstentions shall be counted separately and shall be used for purposes of calculating whether a quorum is present at the meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Nominating/Corporate Governance Committee of the Board and the Board unanimously recommend a vote FOR the election of Messrs. Jamieson A. Karson, Jeffrey Birnbaum, Marc S. Cooper, Harold D. Kahn, John L. Madden, Peter Migliorini, Richard P. Randall, Thomas H. Schwartz and Walter Yetnikoff. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

DIRECTOR INDEPENDENCE

         The Board of  Directors is currently  comprised  of nine  members.  The
Board of Directors has determined that the following director nominees are "independent" for purposes of the criteria of the Securities and Exchange Commission ("SEC") and The Nasdaq Global Market listing standards: Messrs. Kahn, Migliorini, Randall, Schwartz and Yetnikoff. If the nine nominees set forth above are elected, the Board will be comprised of a majority of independent directors. The Board of Directors has held regularly scheduled executive sessions, with Peter Migliorini serving as Presiding Director of such executive sessions.

DIRECTORS' ATTENDANCE AT ANNUAL MEETINGS

         The Company encourages all of its directors to attend annual meetings of the Company's stockholders. Three directors attended the Company's 2006 annual meeting of stockholders.

COMMUNICATIONS WITH DIRECTORS

         The Company has adopted a procedure by which stockholders may send communications as defined within Item 7(h) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, NY 11104. The Board has instructed the Corporate Secretary to review all communications so received and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints, or suggestions) and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors met four times during the 2006 Fiscal Year. In 2006, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served. The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

AUDIT COMMITTEE

         The Audit Committee for the year ended 2006 consisted of directors Richard P. Randall (Chairman), Peter Migliorini and Harold D. Kahn. The Audit Committee is comprised of directors who are "independent" for purposes of The Nasdaq Global Market listing standards and who meet the independence requirements contained in Exchange Act Rule 10A-3(b)(1). The Board has determined that Richard P. Randall meets the SEC criteria of an "audit committee financial expert" and he is currently serving as such. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent registered public accountants, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions. During 2006, the Audit Committee met nine times.

         The Audit Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. Among other matters, the Audit Committee, with management and independent and internal auditors, reviews the adequacy of the Company's internal accounting controls that could significantly affect the Company's financial statements. The Audit Committee is also directly and solely responsible for the appointment, retention, compensation, oversight and termination of the Company's independent registered public accountants. In addition, the Audit Committee also functions as the Company's Qualified Legal Compliance Committee (the "QLCC"). The purpose of the QLCC is to receive, retain and investigate reports made directly, or otherwise made known, of evidence of material violations of any United States federal or state law, including any breach of fiduciary duty by the Company, its officers, directors, employees or agents, and if the QLCC believes appropriate, to recommend courses of action to the Company.

         The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent registered public accountants and with appropriate Company financial personnel. Meetings are held with the independent registered public accountants who have unrestricted access to the Audit Committee. In addition, the Audit Committee reviews the Company's financing plans and reports recommendations to the full Board of Directors for approval and to authorize action. The Board has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of the Audit Committee Charter is attached as Annex A to the Company's 2004 Proxy Statement and is available on the Company's website at www.stevemadden.com.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent registered public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviewed the Company's audited financial statements for the 2006 Fiscal Year and met with both management and Eisner LLP, the Company's independent registered public accountants, to discuss such audited financial statements. Management and the Company's independent registered public accountants have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has received from and discussed with Eisner LLP the written disclosure and the letter regarding the independence of Eisner LLP as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with Eisner LLP any matters required to be discussed by Statement on Auditing Standards No. 61. Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the 2006 Fiscal Year.

      Submitted by the Audit Committee of the Company's Board of Directors:

                                      Richard P. Randall (Chairman)
                                      Peter Migliorini
                                      Harold D. Kahn

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

         The Nominating/Corporate Governance Committee of the Board of Directors for the year ended December 31, 2006 consisted of Peter Migliorini and Walter Yetnikoff. The Nominating/Corporate Governance Committee is comprised of directors who are "independent" for purposes of The Nasdaq Global Market listing standards. The Nominating/Corporate Governance Committee considers and makes recommendations to the Board of Directors with respect to the size and composition of the Board of

Directors and identifies potential candidates to serve as directors. The Nominating/Corporate Governance Committee identifies candidates to the Board of Directors by introductions from management, members of the Board of Directors, employees or other sources and stockholders that satisfy the Company's policy regarding stockholder recommended candidates. The Nominating/Corporate Governance Committee does not evaluate director candidates recommended by stockholders differently than director candidates recommended by other sources. A copy of the Nominating/Corporate Governance Committee Charter is attached as Annex B to the Company's 2004 Proxy Statement and is available on the Company's website at www.stevemadden.com.

         Stockholders wishing to submit recommendations for the 2008 Annual Meeting should write to the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, NY 11104. Any such stockholder must (x) comply with the director nomination provisions of the Company's By-Laws, (y) meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and (z) submit, within the same timeframe for submitting a stockholder proposal required by Rule 14a-8: (1) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (2) the written consent of the candidate(s) for nomination as a director, (3) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (4) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors.

         In considering Board of Directors candidates, the Nominating/Corporate Governance Committee takes into consideration the Company's Board Candidate Guidelines, attached as Annex C to the Company's 2004 Proxy Statement and available on the Company's website at www.stevemadden.com, the Company's policy regarding stockholder recommended director candidates, as set forth above, and all other factors that they deem appropriate, including, but not limited to, the individual's character, education, experience, knowledge and skills. In addition, the Nominating/Corporate Governance Committee develops and recommends corporate governance principles for the Company; makes recommendations to the Board of Directors in support of such principles; takes a leadership role in the shaping of the corporate governance of the Company; and oversees the evaluation of the Board of Directors and management.

         During 2006, the Nominating/Corporate Governance Committee met four times.

COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors for the year ended December 31, 2006 consisted of directors Peter Migliorini (Chairman) and Thomas
H. Schwartz. The Compensation Committee is comprised of directors who are "independent" for purposes of The Nasdaq Global Market listing standards and applicable tax and securities rules. The Compensation Committee is primarily responsible for approving salaries, bonuses and other compensation for the
Company's Named Executive Officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and administering the Company's stock plans, including granting options and restricted stock and setting the terms thereof pursuant to such plans (all subject to approval by the Board of Directors). During 2006, the Compensation Committee met four times. The Company does not currently have a Compensation Committee charter.

                      COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION OBJECTIVES AND STRATEGY

         The Company's executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company's continued growth and profitability and to reward them for their performance, the Company's performance and for creating longer term value for stockholders. The primary objectives of the program are to:

         o  align rewards with performance that creates stockholder value;

         o  support the Company's strong team orientation;

         o encourage high-potential team players to build a career at the Company; and

         o provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

         The Company's executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and reinforces a culture that the Compensation Committee believes will drive long-term success.

         The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on Company results, but business unit results and individual accomplishments are also very important factors in determining each executive's compensation. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, Company results, and financial rewards.

         A major portion of total compensation is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, in 2006 the sum of restricted stock awards, stock options and bonus represented between 60% and 84% of the Total Compensation for the Named Executive Officers (as defined herein). The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

         The Company seeks to provide competitive compensation that is commensurate with performance. The Company targets compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

         The Company seeks to promote a long-term commitment to the Company by its senior executives. The Company believes that there is great value to the Company in having a team of long-tenure, seasoned managers. The Company's team-focused culture and management processes are designed to foster this commitment. In addition, the vesting schedules attached to restricted stock (4- to 5-year vesting) reinforce this long-term orientation.

ROLE OF THE COMPENSATION COMMITTEE

General

         The Compensation Committee provides overall guidance for the Company's executive compensation policies and determines the amounts and elements of compensation for the Company's executive officers. The Compensation Committee currently consists of two members of the Company's Board of Directors, Messrs. Migliorini and Schwartz, each of whom is an independent director under Nasdaq's Rule 4200, a "non-employee director" as defined under the SEC's rules and an "outside director" as defined under Section 162(m) of the Internal Revenue Code (the "Code").

         When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for Mr. Karson's recommendations, including his detailed evaluation of each executive's performance. No executive has a role in recommending compensation for outside directors. With respect to the application of the 2006 Plan to non-employee directors, the Board of Directors functions as the Compensation Committee.

Use of Outside Advisors

         In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. In 2006, the Compensation Committee retained the services of James F. Reda & Associates, LLC to assist with its review of the compensation package of the Chief Executive Officer and other executive officers. In addition, James F. Reda & Associates, LLC was retained to assist the Compensation Committee with several special projects, including advice on director compensation, advice relating to the 2006 Stock Incentive Plan including the use of restricted stock under the Company's long term incentive program, and assistance with the preparation of Proposal 2 of this Proxy Statement.

         The Compensation Committee retains James F. Reda & Associates, LLC directly, although in carrying out assignments, James F. Reda & Associates, LLC also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, James F. Reda & Associates, LLC may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company's business strategy, identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee.

         The Compensation Committee has the authority to retain, terminate and set the terms of the Company's relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

COMPENSATION STRUCTURE

Pay Elements - Overview

         The Company utilizes four main components of compensation:

         o    Base Salary

         o    Annual Performance-based Cash Bonuses

         o Long-term Equity Incentives (consisting of stock options and restricted stock)

         o    Benefits and Perquisites

Pay Elements - Details

         Base Salary. The Company pays base salaries to each of the Named Executive Officers to provide them with fixed pay that takes into account the Named Executive Officer's role and responsibilities, experience, expertise and individual performance. As more fully described in "--Employment Arrangements," the Company has employment agreements with each of the Named Executive Officers. You should refer to that section of this Proxy Statement for a full description of each Named Executive Officer's base salary. The Compensation Committee, as constituted at the time the parties entered into the employment agreements, reviewed and approved the salary established in each such agreement. The Compensation Committee took into account each of the employee's historic salary, value in the marketplace and performance (including at the Company and previous employment). Under their respective employment agreements, the base salaries of Messrs. Karson and Schmertz and Ms. Varela remain constant during the term of their employment agreements. Under Mr. Dharia's employment agreement, his base salary increased from $240,000 in 2005 to $425,000 in 2006 and is scheduled to increase by 2.5% in 2007 and by 5% in each of 2008 and 2009. Under Mr. Sinha's employment agreement, his base salary is subject to an annual 5% increase and if the Company's earnings before interest and taxes ("EBIT") for a 12-month period increases more than 5% over the Company's EBIT for the preceding 12-month period, then he is entitled to a 10% increase of base salary in lieu of the annual 5% increase. See "--Summary Compensation Table" and "--Employment Arrangements." Salary increases for officers are generally consistent with those of other management employees.

         Annual Performance-based Cash Bonus. Each Named Executive Officer's annual performance-based cash bonus is established in their respective employment agreement. The Compensation Committee reviewed and approved the bonus provisions set in each such employment agreement at the time the parties entered into such agreements and generally provide for variable or discretionary bonuses designed to reward attainment of business goals. The amount, if any, of the annual performance-based cash bonuses of Messrs. Karson, Dharia and Schmertz is entirely within the discretion of the Board of Directors or the Compensation Committee. The Board of Directors and/or the Compensation Committee consider various criteria. Mr. Sinha's and Ms. Varela's annual performance-based cash bonuses are each tied to increases in the Company's EBIT from the preceding year. Mr. Sinha is entitled to an annual performance-based cash bonus equal to 3% of the increase in the Company's EBIT for such fiscal year over the EBIT of the immediately prior fiscal year. Ms. Varela is entitled to an annual performance-based cash bonus for each fiscal year in an amount equal to 2% of the increase in the Company's wholesale division's EBIT for such fiscal year over the Company's wholesale division's EBIT for the prior fiscal year. Each of Mr. Sinha's and Ms. Varela's annual performance-based cash bonus targets were set to drive the business of their respective divisions. See "--Employment Arrangements."

         Long-term Equity Incentives. Management and the Compensation Committee believe that equity based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company's compensation program. Beginning in 2006, the Compensation Committee replaced its practice of granting equity incentives solely in the form of stock options with restricted stock awards in order to grant awards that contain both substantial incentive and retention characteristics. These awards are designed to provide emphasis on preserving stockholder values generated in recent years while providing significant incentives for continuing growth in stockholder value. All grants are issued on the date they are approved by the Compensation Committee. With respect to stock options, the exercise price is always the grant date closing market price per share. The restricted stock uses time-based vesting and vests in four or five equal annual installments beginning on the first anniversary of the grant date, provided that, with the exception to grants to Mr. Karson or as may otherwise be indicated in individual grants, no termination of service has occurred by each applicable vesting date. All shares of restricted stock granted to Mr. Karson will vest and cease to be restricted stock if the Company does not renew Mr. Karson's employment agreement or if Mr. Karson is terminated by the Company without "cause." Any dividends paid on the restricted stock are held by the Company uninvested and without interest until delivered to the holder at the end of the restricted period of the underlying shares of restricted stock that relates to such dividends.

         Other Benefits and Perquisites. The Company's executive compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers' 401(k) plan accounts, company-paid medical benefits, automobile allowances and life insurance coverage. The Compensation Committee annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company's performance and the individual's responsibilities and performance. In addition to the executive benefits and perquisites provided to other senior executives, Mr. Karson is reimbursed for, or the Company directly pays certain membership dues for social or professional organizations that Mr. Karson chooses to join. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company's executive officer compensation program. (See the "All Other Compensation" column and corresponding footnotes in the Summary Compensation Table.)

Pay Mix

         The Company utilizes the particular elements of compensation described above because the Company believes that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, the Company provides the executive a measure of security in the minimum expected level of compensation, while motivating the executive to focus on business metrics and other variables within their particular sector which will increase sales and margins and at the same time lower costs so as to produce a high level of short term and long term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for the annual performance bonuses and the Company's long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

         For Named  Executive  Officers,  the mix of  compensation  is  weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for the Company's executives, which is aligned with the Company's stated compensation philosophy of providing compensation commensurate with performance.

Pay Levels and Benchmarking

         Pay levels for executives are determined based on a number of factors, including the individual's roles and responsibilities within the Company, the individual's experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

         The Compensation Committee assesses "competitive market" compensation using a number of sources. The primary data source used in setting competitive market levels for the Named Executive Officers is the information publicly disclosed by a peer group of the Company, which will be reviewed annually and may change from year to year. The peer group of companies is Nine West Group Inc., Kenneth Cole Production, Inc., Guess?, Inc., bebe stores, inc., Brown Shoe Company, Inc., Genesco Inc., The Stride Rite Corporation and SKECHERS USA, Inc.

         After consideration of the data collected on external competitive levels of compensation and internal needs, the Compensation Committee makes decisions regarding the Named Executive Officer's target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

         Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each Named Executive Officer will be at the median of the competitive market.

         As noted above, notwithstanding the Company's overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Compensation Committee Discretion

         The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls, with the exception the bonuses paid to Mr. Sinha and Ms. Varela, which are tied to the Company's EBIT for the preceding year pursuant to their respective employment agreements. Likewise, the Compensation Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishments and/or consummation of acquisitions, divestitures, capital improvements to existing properties, or sales made by certain of the Company's divisions.

Conclusion

         The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from the Company's competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

POST TERMINATION, CHANGE IN CONTROL AND NON-COMPETE/NON-SOLICITATION

         The Company's employment agreements with each of the Named Executive Officers contain provisions governing severance payments and payments made upon a change-in-control of the Company. You should refer to the section of this Proxy Statement titled "Employment Arrangements" for a summary description of the agreements and such provisions. The Company's employment agreements with the Named Executive Officers generally provide for severance payments to the executive if the Company terminates the executive's employment without cause or if the Company gives the executive good reason to terminate employment. These benefits are described and quantified in the section entitled "Post Termination and Change in Control Arrangements" under Executive and Director Compensation.

         The Company believes that the severance payments and payments made upon change-in-control provisions in the employment agreements provide appropriate protection to the Company's executives, comparable to that available at peer companies, and, with regard to the enhanced severance following a change-in-control, protects the Company from losing key executives during a period when a change-in-control may be threatened or pending. These benefits are described and quantified in the section entitled "Post Termination and Change in Control Arrangements" under Executive and Director Compensation.

         Mr. Karson has agreed in his employment agreement not to compete with the Company for two years following the termination of employment and not to hire Company employees during that same period. Mr. Schmertz and Ms. Varela have agreed to the same restriction for a one-year period. In addition, Mr. Sinha has agreed to the same restriction for a six month period, unless he is terminated other than "for cause," death or due to total disability, in which case his non-compete and non-solicitation period shall last the lesser of six months or the number of months he is entitled to payment following such termination. Mr. Dharia does not have a non-compete or non-solicitation provision in his employment agreement.

IMPACT OF TAX AND ACCOUNTING

         As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

         While the Compensation Committee reviews and considers both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee's allocation of compensation among the different components. In general, the Company believes that compensation paid to executive officers should be deductible for U.S. tax purposes. In certain instances, however, the Compensation Committee also believes that it is in the Company's best interests, and that of its shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Code in order to provide a compensation package consistent with the Company's objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the 2006 Fiscal Year, the following directors served on the Compensation Committee: Peter Migliorini (chairman) and Thomas H. Schwartz. During the 2006 Fiscal Year:

         o none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

         o none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

         o none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served on the Company's Compensation Committee;

         o none of the Company's executive officers was a director of another entity where one of that entity's executive officers served on the Company's Compensation Committee; and

         o none of the Company's executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity's executive officers served as a director on the Board of Directors.

COMPENSATION COMMITTEE REPORT

         The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

  Submitted by the Compensation Committee of the Company's Board of Directors:

                                         Peter Migliorini (Chairman)
                                         Thomas H. Schwartz

CODE OF BUSINESS CONDUCT AND ETHICS

         All of the Company's employees, officers (including senior executive, financial and accounting officers) and directors are held accountable for adherence to the Company's Code of Business Conduct and Ethics (the "Conduct Code"). The Conduct Code is intended to establish standards necessary to deter wrongdoing and to promote compliance with applicable governmental laws, rules and regulations and honest and ethical conduct. The Conduct Code covers all areas of professional conduct, including conflicts of interest, fair dealing, financial reporting and disclosure, protection of Company assets and confidentiality. Employees have an obligation to promptly report any known or suspected violation of the Conduct Code without fear of retaliation. Waiver of any provision of the Conduct Code for executive officers and directors may only be granted by the Board of Directors or one of its committees and any such waiver or modification of the Conduct Code relating to such individuals will be disclosed by the Company. A copy of the Conduct Code is attached as Annex D to the Company's 2004 Proxy Statement, is available on the Company's website at www.stevemadden.com and may also be obtained by any stockholder without charge upon request by writing to the Corporate Secretary, Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, NY 11104.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission reports of initial ownership of Common Stock and subsequent changes in that ownership and furnish the Company with copies of all forms they file pursuant to Section 16(a). Form 4s were not filed on a timely basis to report
(i) a grant of Common Stock on January 1, 2006 to Arvind Dharia; (ii) a grant of Common Stock on May 26, 2006 to Harold D. Kahn; (iii) the exercise of stock options and sale of Common Stock on June 2, 2006 by Peter Migliorini; and (iv) grants of stock options to Awadhesh Sinha on May 23, 2003, May 21, 2004, May 27, 2005 and July 6, 2005. Each of these reports has now been filed. In making this disclosure, the Company has relied solely on copies of the reports that they have filed with the SEC and written representations received from the Company's directors and executive officers that no annual Form 5 reports were required to by filed for the 2006 Fiscal Year.

DIRECTORS AND EXECUTIVE OFFICERS

         The directors, executive officers and certain significant employees of the Company, and their ages and positions as of April 1, 2007, are:

NAME                     AGE  POSITION
-----------------------  ---  --------------------------------------------------
Jamieson A. Karson.....  49   Chief Executive Officer and Chairman of the Board
Arvind Dharia..........  57   Chief Financial Officer
Awadhesh Sinha.........  61   Chief Operating Officer
Robert Schmertz........  43   Brand Director
Amelia Newton Varela...  35   Executive Vice President-Wholesales Sales
Jeffrey Birnbaum.......  46   Director
Marc S. Cooper.........  45   Director
Harold D. Kahn.........  61   Director
John L. Madden.........  59   Director
Peter Migliorini.......  58   Director
Richard P. Randall.....  69   Director
Thomas H. Schwartz.....  59   Director
Walter Yetnikoff.......  73   Director

         See "Proposal 1: Election of Directors - Biographical Summaries of Nominees for the Board of Directors" for the biographies of the Company's directors.

         Arvind Dharia has been the Chief Financial Officer of the Company since October 1992 and was a director of the Company from December 1993 through May 2004. From December 1988 to September 1992, Mr. Dharia was Assistant Controller of Millennium III Real Estate Corp.

         Awadhesh Sinha became the Chief Operating Officer of the Company in July 2005. Mr. Sinha had been a director of the Company from October 2002 to July 2005. Mr. Sinha was the Chief Operating Officer and Chief Financial Officer of WEAR ME Apparel Inc., a company that designs, manufactures and markets branded and non-branded children's clothing, from 2003 to July 2005. Prior to that, Mr. Sinha worked for Salant Corporation, a company that designs, manufactures and markets men's clothing, for 22 years, and held the position of Chief Operating Officer and Chief Financial Officer of Salant Corporation from 1998 to 2003.

         Robert Schmertz has been the Brand Director since January 2006. Mr. Schmertz served as President of Steve Madden Womens Wholesale Division and Brand Manager from September 2001 through January 2006. Additionally, Mr. Schmertz has been the President of Shoe Biz, Inc., a wholly owned subsidiary of Steve Madden Retail Inc. since May 1998 and the President of Diva Acquisition Corp. since January 2001. Before joining the Company, Mr. Schmertz was President of Daniel Scott Inc. from November 1995 to May 1998. Previously, Mr. Schmertz was the East Coast Sales Manager for Impo International from January 1993 through November 1995. From April 1990 to December 1992, Mr. Schmertz served as a sales representative for Espirit de Corp. based in San Francisco, California.

         Amelia Newton Varela has been Executive Vice President of Wholesale Sales since November 2004. Previously, she was Vice President of Sales for the Steve Madden women's division since January 2000. Prior to that, she was Account Executive for the women's division since 1998. Before joining the Company, Ms. Varela was the sales assistant to the Executive Vice President of Sales for Merrin Financial. She graduated from the FIT in 1995.

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned for all services rendered to us in all capacities in the 2006 Fiscal Year by the Company's Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the CEO and CFO who were serving at the end of 2006. In this Proxy Statement, the Company refers to this group of five people as the Company's "Named Executive Officers".

         Following the table is a discussion of material factors related to the information disclosed in the table.

                                                                              NON-EQUITY
                                                                  STOCK     INCENTIVE PLAN     ALL OTHER
                                         SALARY       BONUS       AWARDS     COMPENSATION    COMPENSATION        TOTAL
NAME AND PRINCIPAL POSITION      YEAR      ($)         ($)         ($)           ($)           ($)(1)             ($)
------------------------------   ----   ---------   ---------   ---------   --------------   ------------     ----------
Jamieson A. Karson
  Chief Executive Officer ....   2006     500,000     450,000   1,081,800               --         29,585(2)   2,061,385
Arvind Dharia
  Chief Financial Officer ....   2006     425,000     350,000     432,720               --         90,173(3)   1,297,893
Awadhesh Sinha
  Chief Operating Officer ....   2006     446,250          --          --        1,401,840         13,458(4)   1,861,548
Robert Schmertz
  Brand Director .............   2006     488,350          --   1,056,600               --          5,769(5)   1,550,719
Amelia Newton Varela
  Executive Vice
  President-Wholesale
  Sales ......................   2006     300,000          --   1,056,600          570,166         15,000(6)   1,941,766

----------
(1) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in footnote 13 to the Company's audited financial statements for the fiscal year ended December 31, 2006, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007.

(2) Includes the following: $6,271 automobile allowance and reimbursement of $23,314 for membership dues pursuant to Mr. Karson's employment agreement.

(3) Includes the following: $7,196 automobile allowance and $82,977 life insurance premiums.

(4)  Represents $13,458 automobile allowance.

(5)  Represents $5,769 automobile allowance.

(6)  Represents $15,000 automobile allowance.

EMPLOYMENT ARRANGEMENTS

         Jamieson A. Karson. In May 2001, the Company entered into an employment agreement with Jamieson A. Karson pursuant to which Mr. Karson agreed to serve as the Company's Chief Executive Officer and Vice Chairman of the Board. On July 22, 2004 at a regularly scheduled meeting of the Board of Directors of the
Company, Mr. Karson was appointed Chairman of the Board of Directors. Mr. Karson's employment agreement was amended and restated in January 2006. The term of Mr. Karson's employment under his amended and restated employment agreement is three years commencing on January 1, 2006 and ending on December 31, 2008. The term will be automatically extended for successive one-year periods unless the Company timely notifies Mr. Karson of its intention not to extend the term. The amended and restated agreement provides that the Company pay Mr. Karson an annual salary of $500,000. In addition, the agreement provides that Mr. Karson receive an annual bonus in such amount, if any, and at such time or times, as the Board of Directors, or a committee thereof, may determine in its absolute discretion. Subject to availability of shares under the 2006 Stock Incentive Plan or any other plan designated by the Board of Directors and approved by the Company's stockholders, Mr. Karson is entitled to awards under such plan as may be determined by the Board of Directors, or a committee thereof, from time to time in its absolute discretion. In addition, in the event of Mr. Karson's total disability or his death, the Company is obligated to continue to pay Mr. Karson (or Mr. Karson's estate) his base salary for the 12-month period immediately subsequent to the date of such total disability or death. In the event Mr. Karson's employment agreement is terminated (or not extended) for any reason other than "for cause" (as defined in the agreement) or due to his death or his total disability, the Company is obligated to pay Mr. Karson (i) the amount of compensation that is accrued and unpaid through the date of termination; plus
(ii) an amount equal to the lesser of (A) the sum of three times Mr. Karson's highest "total compensation" (as defined in the agreement) in any given fiscal year of his employment with the Company and (B) $4,000,000. In the event that there is a "change of control" (as defined in the agreement) transaction, all unvested options to purchase shares of Common Stock or restricted stock awards or other equity-related awards under the 1999 Stock Plan and/or the 2006 Stock Incentive Plan held by Mr. Karson will vest on the date of the change of control and Mr. Karson will be entitled to receive a lump sum cash payment equal to the amount described above. Mr. Karson's employment agreement also contains provisions regarding confidentiality, solicitation and competition.

         Arvind Dharia. In January 1998, the Company entered into an employment agreement with Arvind Dharia, which has been amended from time to time, pursuant to which Mr. Dharia agreed to serve as the Company's Chief Financial Officer. The term of Mr. Dharia's employment under his agreement as amended commenced on January 1, 1998 and ends on December 31, 2009. The term will be automatically extended for an additional one-year period unless either party timely notifies the other of its intention not to extend the term. The amended agreement provides that the Company pay Mr. Dharia an annual salary of $425,000 for the 2006 Fiscal Year, with the following increases thereafter: (i) on January 1, 2007, his base salary shall be increased by 2.5% of the then-current base salary; (ii) on January 1, 2008, his base salary will be increased by 5% of the then-current base salary; and (iii) on January 1, 2009, his base salary will be increased by 5% of the then-current base salary. In addition, the agreement provides that Mr. Dharia receive an annual bonus in such amount, if any, and at such time or times, as the Board of Directors may determine in its absolute discretion. Subject to availability of shares under the 2006 Stock Incentive Plan or any other plan designated by the Board of Directors and approved by the Company's stockholders, Mr. Dharia is entitled to awards under such plan as may be determined by the Board of Directors, or a committee thereof, from time to time in its absolute discretion. The agreement provides for, in the event of Mr. Dharia's death, the payment to Mr. Dharia's estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Dharia's death. In the event Mr. Dharia's employment agreement is terminated due to Mr. Dharia's total disability (as defined in the agreement) or "for cause" (as defined in the agreement), the Company is obligated to pay Mr. Dharia the amount of compensation that is accrued and unpaid through the date of termination. In the event Mr. Dharia's employment agreement is terminated for any reason (other than "for cause" or due to his death or total disability), the Company is obligated to pay Mr. Dharia, in two installments, an amount equal the product of (x) his base salary on the effective date of such termination plus the bonus paid or payable, if any, for the fiscal year ended on the December 31st immediately preceding the termination date, multiplied by (y) the number of years (and fraction of years) remaining in the term. If the Company decides not to renew the agreement (other than "for cause" or due to his total disability), then Mr. Dharia will be entitled to receive severance compensation in cash in an amount equal to his then-current base salary for the 90-day period commencing on the expiration of the term. In the event that there is a "change of control" transaction and Mr. Dharia's employment has been terminated by the Company other than "for cause" or by Mr. Dharia "for good reason" (as such terms are defined in the agreement), Mr. Dharia will receive an amount equal to the lesser of (i) three times the total compensation he was entitled to receive under the agreement for the preceding 12-month period ending on the last previous December 31, except that in lieu of the actual base salary component received during such period, there shall be substituted the annual base salary to which Mr. Dharia was entitled to as of the date of termination or (ii) the maximum amount which is tax deductible to the Company under Section 280G of the Code.

         Awadhesh Sinha. In June 2005, the Company entered into an employment agreement with Awadhesh Sinha, pursuant to which Mr. Sinha agreed to serve as the Company's Chief Operating Officer. The term of Mr. Sinha's employment under his employment agreement is three years commencing on July 1, 2005 and ending on June 30, 2008. The term will be automatically extended for successive one-year periods unless either party timely notifies the other of its intention not to extend the term. The agreement provides that the Company pay Mr. Sinha an annual salary of $425,000, subject to a 5% annual increase or, if the Company's EBIT for the 12-month period from July 1 to June 30 increases by at least 5% over the preceding 12-month period, a 10% annual increase in lieu of the annual 5% increase. Upon entering the agreement, Mr. Sinha received a signing bonus of $100,000. In addition, Mr. Sinha is entitled to an annual bonus equal to the greater of (i) $50,000 and (ii) 3% of the increase in the Company's EBIT for such fiscal year over the EBIT of the immediately prior fiscal year. The agreement provides for, in the event of Mr. Sinha's death, the payment to Mr. Sinha's estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Sinha's death. In the event Mr. Sinha's employment agreement is terminated due to Mr. Sinha's total disability (as defined in the agreement), "for cause" (as defined in the agreement) or due to Mr. Sinha's resignation, the Company is obligated to pay Mr. Sinha the amount of compensation that is accrued and unpaid through the date of termination. Mr. Sinha shall be required to repay to the Company the full amount of his signing bonus if he is discharged "for cause" and a pro rata portion of the signing bonus for the portion of the term that he did not fulfill if he resigns. In the event Mr. Sinha's employment agreement is terminated for any reason (other than "for cause" or due to his death or total disability), the Company is obligated to pay Mr. Sinha an amount equal to the sum of (x) the base salary that would have been paid by the Company pursuant to the agreement for the longer of the remainder of the then-current term or 6 months and (y) the cash bonus payable to Mr. Sinha prorated from the commencement of the then-current term through the termination date. In the event that there is a "change of control" transaction, the Company or Mr. Sinha may terminate the agreement and Mr. Sinha shall be entitled to an amount equal to the lesser of (i) three times the total compensation received by Mr. Sinha under the agreement for the preceding 12-month period ending on the last previous December 31st, except that in lieu of the actual base salary component received during such period, there shall be substituted the annual base salary to which Mr. Sinha was entitled to as of the date of his termination or (ii) the maximum amount which is tax deductible to the Company under Section 280G of the Code.

         Robert Schmertz. In April 2002, the Company entered into an employment agreement with Robert Schmertz pursuant to which Mr. Schmertz agreed to serve as President of Steve Madden Wholesale Womens Division and Brand Manager for Steven Madden, Ltd. The agreement was extended in March 2005 and again in March 2007. The term of Mr. Schmertz's employment under his employment agreement (as extended) commenced on April 1, 2002 and ends on December 31, 2009. Mr. Schmertz received a signing bonus of $500,000 upon the execution of the March 2007 extension and 100,000 shares of restricted stock, which shall vest in equal parts on each of the next five anniversaries of February 27, 2007, pursuant to the 2006 Stock Incentive Plan. The Company agreed to pay Mr. Schmertz an annual salary of $600,000. Under the terms of the agreement as extended, the Company shall pay

Mr. Schmertz a discretionary bonus in an amount determined solely by the Company's Board of Directors. In the event of a "change of control" and the termination of Mr. Schmertz thereafter other than "for cause" (as defined in the agreement), Mr. Schmertz will be entitled to receive an amount equal to the lesser of (i) the average amount of total compensation actually received by Mr. Schmertz for the preceding three calendar years multiplied by 3 or (ii) the maximum amount which is tax deductible to the Company under Section 280G of the Code.

         Amelia Newton Varela. In October 2004, the Company entered into an employment agreement with Amelia Newton Varela, pursuant to which Ms. Varela agreed to serve as Executive Vice President of Wholesale Sales. Ms. Varela's employment under her employment agreement commenced in October 2004. The Company agreed to pay Ms. Varela an annual salary of $300,000. Under the terms of the agreement, the Company shall pay Ms. Varela an annual bonus for each fiscal year in an amount equal to 2% of the increase in the Company's wholesale division's EBIT for such fiscal year over the Company's wholesale division's EBIT for the prior fiscal year. In addition, if Ms. Varela is still employed by the Company on December 31, 2007, she is entitled to a cash payment in the amount of $225,000.

GRANTS OF PLAN-BASED AWARDS IN THE 2006 FISCAL YEAR

         The following table sets forth information concerning awards under the Company's equity and non-equity incentive plans granted to each of the Named Executive Officers in the 2006 Fiscal Year, including performance-based awards and those using time-based vesting.

         Following the table is a discussion of material factors related to the information disclosed in the table.

                                                                                       ALL
                                                                                      OTHER
                                                                                      STOCK    ALL OTHER
                                                                                      AWARDS:   OPTION
                              ESTIMATED FUTURE PAYOUTS    ESTIMATED FUTURE PAYOUTS    NUMBER    AWARDS:    EXERCISE
                             UNDER NON-EQUITY INCENTIVE    UNDER EQUITY INCENTIVE       OF     NUMBER OF   OR BASE   GRANT DATE
                                     PLAN AWARDS                 PLAN AWARDS          SHARES   SECURITIES  PRICE OF  FAIR VALUE
                             --------------------------  --------------------------  OF STOCK  UNDERLYING   OPTION    OF STOCK
                    GRANT    THRESHOLD  TARGET  MAXIMUM  THRESHOLD  TARGET  MAXIMUM  OR UNITS   OPTIONS     AWARDS   AND OPTION
NAME                DATE        ($)      ($)      ($)       (#)       (#)     (#)       (#)       (#)       ($/SH)     AWARDS
-----------------  --------  --------- -------  -------  ---------  ------  -------  --------  ----------  --------  ----------
Jamieson A.
Karson...........  03/24/06     --       --       --        --        --      --       30,000      --         --      1,081,800
Arvind Dharia....  03/24/06     --       --       --        --        --      --       12,000      --         --        432,720
Awadhesh Sinha...    --         --   1,401,840(1) --        --        --      --           --      --         --             --
Robert Schmertz..  03/20/06     --       --       --        --        --      --       30,000      --         --      1,056,600
Amelia Newton
Varela...........  03/20/06     --     570,166(2) --        --        --      --       30,000      --         --      1,056,600

-----------------

(1) Represents non-equity incentive payment made pursuant to a bonus formula in Mr. Sinha's employment agreement. See "-Employment Arrangements." There is no threshold, target or maximum in such bonus formula, so the amount contained in the table above is payable as a target for these purposes only.

(2) Represents non-equity incentive payment made pursuant to a bonus formula in Ms. Varela's employment agreement. See "-Employment Arrangements." There is no threshold, target or maximum in such bonus formula, so the amount contained in the table above is payable as a target for these purposes only.

Plan-Based Awards

         1999 Stock Plan

         As of March 15, 1999, the Board of Directors of the Company adopted the 1999 Stock Plan (the "1999 Plan"), and on June 4, 1999 the Company's stockholders approved the adoption of the 1999 Plan. Since its adoption, the 1999 Plan has been amended, with stockholder approval, to (i) increase the number of shares subject to the plan (ii) provide that the exercise price of an option granted under the 1999 Plan shall be no less than the fair market value of the Common Stock on the date of grant (except to the extent otherwise provided in agreements with the Company dated prior to the effective date of the amendment), and (iii) prohibit the Board from amending the terms of any option granted pursuant to the 1999 Plan to reduce the option price. The purpose of the 1999 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. As of April 25, 2007, options to purchase 1,395,985 shares of Common Stock were outstanding. No additional options will be granted under the 1999 Plan.

         2006 Stock Incentive Plan

         As of March 10, 2006, the Board of Directors of the Company adopted the 2006 Stock Incentive Plan (the "2006 Plan"), and on May 26, 2006 the Company's stockholders approved the adoption of the 2006 Plan. The purpose of the 2006 Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer eligible employees, consultants and non-employee directors cash and stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. Currently, the maximum number of shares of Common Stock available for issuance under the 2006 Plan is 1,200,000 shares. The Company seeks to increase the maximum number of shares available for issuance under the 2006 Plan to 1,550,000 shares, subject to stockholder approval and to make certain other changes not subject to stockholder approval (see "Proposal Two - Proposal for the Approval of Amendment Number One to the Steven Madden, Ltd. 2006 Stock Incentive Plan"). As of April 25, 2007, 597,200 shares of Common Stock were outstanding and 602,800 shares of Common Stock remained available for grant under the 2006 Plan.

OUTSTANDING EQUITY AWARDS AT END OF THE 2006 FISCAL YEAR

         The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and stock awards outstanding for each of the Named Executive Officers as of the end of the 2006 Fiscal Year.

                                           OPTION AWARDS                                          STOCK AWARDS
                   -------------------------------------------------------------  ---------------------------------------------
                                                                                                                       EQUITY
                                                                                                            EQUITY    INCENTIVE
                                                                                                           INCENTIVE    PLAN
                                                                                                             PLAN      AWARDS:
                                                                                                            AWARDS:    MARKET
                                                 EQUITY                                                     NUMBER    OR PAYOUT
                                                INCENTIVE                                                     OF      VALUE OF
                                                  PLAN                            NUMBER         MARKET    UNEARNED   UNEARNED
                                                 AWARDS:                             OF         VALUE OF    SHARES,    SHARES,
                    NUMBER OF     NUMBER OF     NUMBER OF                          SHARES        SHARES    UNITS OR   UNITS OR
                   SECURITIES    SECURITIES    SECURITIES                         OR UNITS      OR UNITS     OTHER      OTHER
                   UNDERLYING    UNDERLYING    UNDERLYING                         OF STOCK      OF STOCK    RIGHTS     RIGHTS
                   UNEXERCISED   UNEXERCISED   UNEXERCISED   OPTION                 THAT          THAT       THAT       THAT
                     OPTIONS       OPTIONS      UNEARNED    EXERCISE    OPTION    HAVE NOT      HAVE NOT   HAVE NOT   HAVE NOT
                       (#)           (#)         OPTIONS     PRICE    EXPIRATION   VESTED        VESTED     VESTED     VESTED
NAME               EXERCISABLE  UNEXERCISABLE      (#)        ($)        DATE        (#)           ($)        (#)        ($)
-----------------  -----------  -------------  -----------  --------  ----------  --------      ---------  ---------  ---------
Jamieson A.
Karson...........       56,200      --             --        12.6533    05/17/07    30,000(1)   1,052,700     --         --
Arvind Dharia....       13,242      --             --         6.3667    09/25/08    12,000(2)     421,080     --         --
                        60,000                               13.9000    09/09/10
                        60,000                               13.0533    07/06/11
                        60,000                               11.8400    05/27/15
Awadhesh Sinha...           --      --             --             --          --        --             --     --         --
Robert Schmertz..       50,000      --             --        12.6533    05/17/12    30,000(3)   1,052,700     --         --
Amelia Newton
Varela...........           --                                    --                30,000(4)   1,052,700

----------
(1) Mr. Karson was awarded 30,000 shares of restricted stock on March 24, 2006. One-fourth of such shares of restricted stock shall vest and cease to be restricted stock on each of the next four anniversaries of March 24, 2006.

(2) Mr. Dharia was awarded 12,000 shares of restricted stock on March 24, 2006. One-fourth of such shares of restricted stock shall vest and cease to be restricted stock on each of the next four anniversaries of March 24, 2006.

(3) Mr. Schmertz was awarded 30,000 shares of restricted stock on March 20, 2006. One-fourth of such shares of restricted stock shall vest and cease to be restricted stock on each of the next four anniversaries of March 20, 2006.

(4) Ms. Varela was awarded 30,000 shares of restricted stock on March 20, 2006. One-fourth of such shares of restricted stock shall vest and cease to be restricted stock on each of the next four anniversaries of March 20, 2006.

     OPTION EXERCISES AND STOCK VESTED IN THE 2006 FISCAL YEAR

         The following table sets forth information concerning stock options exercised and restricted stock vested during the 2006 Fiscal Year by each of the Named Executive Officers. The value realized from exercised options is deemed to be the market value of the Common Stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares underlying the option. The value realized from vested restricted stock is deemed to be the market value of the Common Stock on the date of vesting multiplied by the number of shares.

                                 OPTION AWARDS                    STOCK AWARDS
                         -----------------------------   ------------------------------
                            NUMBER OF         VALUE         NUMBER OF         VALUE
                         SHARES ACQUIRED   REALIZED ON   SHARES ACQUIRED   REALIZED ON
                           ON EXERCISE       EXERCISE      ON VESTING        VESTING
NAME                           (#)             ($)             (#)             ($)
-----------------------  ---------------   -----------   ---------------   ------------
Jamieson A. Karson ....           11,300       271,501                --             --
Arvind Dharia .........           40,000       563,367            20,000        584,600
Awadhesh Sinha ........           41,250       910,325                --             --
Robert Schmertz .......           70,000     1,723,539                --             --
Amelia Newton Varela...           34,500       924,140                --             --

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

         The Company's employment agreements with the Named Executive Officers provide for payments to such persons upon termination or a change in control of the Company. See "--Employment Arrangements."

         The amounts set forth in the table below shall be paid to the Named Executive Officers if such Named Executive Officer's employment was terminated by the Company under the various scenarios set forth below.

                                                            CONTINUATION OF
                                                            MEDICAL/ WELFARE     ACCELERATION AND
                                                           BENEFITS (PRESENT     CONTINUATION OF     TOTAL TERMINATION
                                           CASH PAYMENT          VALUE)           EQUITY AWARDS           BENEFITS
NAME AND PRINCIPAL POSITION                     ($)               ($)                 ($)                   ($)
----------------------------------------   ------------    ------------------    -----------------   ------------------
TERMINATION DUE TO DEATH:
     Jamieson A. Karson                         500,000                    --                                   500,000
     Arvind Dharia                              425,000                10,000                                   435,000
     Awadhesh Sinha                             467,500                10,000                                   477,500
     Robert Schmertz                                 --                    --                                        --
     Amelia Newton Varela(1)                         --                    --                                        --

TERMINATION DUE TO TOTAL DISABILITY:
     Jamieson A. Karson                         500,000                                                        500,000
     Arvind Dharia                              425,000                                                        425,000
     Awadhesh Sinha                             467,500                                                        467,500
     Robert Schmertz                                 --                                                             --
     Amelia Newton Varela(1)                         --                                                             --

TERMINATION FOR CAUSE; RESIGNATION:
     Jamieson A. Karson                              --                                                             --
     Arvind Dharia                                   --                                                             --
     Awadhesh Sinha(2)                               --                                                             --
     Robert Schmertz                                 --                                                             --
     Amelia Newton Varela(1)                         --                                                             --

TERMINATION OTHER THAN FOR CAUSE,
DEATH OR DUE TO TOTAL DISABILITY:
     Jamieson A. Karson                       4,000,000                    --                                 4,000,000
     Arvind Dharia                            1,275,000(3)            270,000(4)                              1,545,000
     Awadhesh Sinha                             701,250(5)                 --                                   701,250
     Robert Schmertz                                 --                    --                                        --
     Amelia Newton Varela(1)                         --                    --                                        --

TERMINATION UPON A CHANGE-OF-CONTROL:
     Jamieson A. Karson                       4,000,000(6)                 --              302,750            4,302,750
     Arvind Dharia                            2,036,742(7)            270,000(4)                              2,306,742
     Awadhesh Sinha                           1,764,881(8)             40,500(9)                              1,805,381
     Robert Schmertz                          2,531,941(10)                --                                 2,531,941
     Amelia Newton Varela(1)                         --                    --                                        --

----------
(1) Upon any termination, Ms. Varela shall forfeit and surrender any unpaid compensation without further liability to the Company.

(2) If Mr. Sinha is terminated for Cause, he will have to repay to the Company the full amount of his signing bonus and if he resigns for any reason, Mr. Sinha will be required to repay to the Company a pro rata portion of his signing bonus.

(3)  Consists of three times Mr. Dharia's 2006 base salary ($425,000).

(4) Consists of three times the sum of Mr. Dharia's life insurance payment ($80,000 per year) plus medical benefits ($10,000 per year).

(5)  Consists of 1.5x Mr. Sinha's salary at December 31, 2006 ($467,500).

(6) In the event of a termination upon a change of control, Mr. Karson's employment agreement states that the Company and Mr. Karson will use their respective best efforts to work together so that Mr. Karson and the Company will not be subject to adverse tax consequences under Sections 280G and 4999 of the Code, as applicable. The figure in the table does not reflect any cutback or gross-up of the termination upon a change of control payment owed to Mr. Karson under his employment agreement.

(7) Consists of three times Mr. Dharia's 2006 salary ($425,000) plus 2005 bonus ($253,914).

(8) Per Mr. Sinha's employment agreement, the termination payment is equal to the lesser of (A) the amount due based on the calculation described below and (B) the maximum amount which is tax deductible to the Company under
     Section 280G of the Code. The bonus calculation under Mr. Sinha's employment agreement is three times the sum of Mr. Sinha's (i) salary at December 31, 2006 ($467,500), (ii) signing bonus ($100,000) and (iii) 2005 bonus ($377,673). This amount would equal $2,834,019, which exceeds the maximum amount which is tax deductible to the Company under Section 280G of the Code. The figure in the table reflects the amount that would be paid to Mr. Sinha, as limited by Section 280G. This amount could be lower if there is an actual change-in-control, because the estimate above does not reflect a potential reduction associated with reasonable compensation for restrictive covenants in Mr. Sinha's employment agreement.

(9) Consists of three times the sum of Mr. Sinha's life insurance payment ($3,500 per year) plus medical benefits ($10,000 per year).

(10) Per Mr. Schmertz's employment agreement, the termination payment is equal to the lesser of (A) the amount due based on the calculation described below and (B) the maximum amount which is tax deductible to the Company under Section 280G of the Code. The bonus calculation under Mr. Schmertz's employment agreement is three times Mr. Schmertz's 2005 compensation ($1,800,225). This amount would equal $5,400,675, which exceeds the maximum amount which is tax deductible to the Company under Section 280G of the Code. The figure in the table reflects the amount that would be paid to Mr. Schmertz, as limited by Section 280G. This amount could be lower if there is an actual change-in-control, because the estimate above does not reflect a potential reduction associated with reasonable compensation for restrictive covenants in Mr. Schmertz's employment agreement.

COMPENSATION OF DIRECTORS IN THE 2006 FISCAL YEAR

                  The following table sets forth information concerning the compensation of the Company's non-employee directors in the 2006 Fiscal Year.

                  Following the table is a discussion of material factors related to the information disclosed in the table.

                                                                                  CHANGE IN
                                                                                PENSION VALUE
                          FEES                                                       AND
                         EARNED                                 NON-EQUITY      NONQUALIFIED
                        OR PAID       STOCK        OPTION     INCENTIVE PLAN      DEFERRED       ALL OTHER
                        IN CASH       AWARDS       AWARDS      COMPENSATION     COMPENSATION    COMPENSATION        TOTAL
        NAME              ($)          ($)          ($)             ($)           EARNINGS          ($)              ($)
--------------------   ----------   ----------   ----------   ---------------   -------------   ------------      ----------
Jeffrey Birnbaum ...       44,167       26,318           --                --              --        200,000(1)      270,485
Marc S. Cooper .....       49,167       26,318           --                --              --        615,000(2)      690,485
Harold D. Kahn .....       52,917       52,635                             --              --             --         105,552
John L. Madden .....       44,167       26,318           --                --              --        904,876(3)      975,361
Peter Migliorini ...       79,167       52,635           --                --              --        671,050(4)      802,852
Richard P
Randall ............       36,667       52,635           --                --              --             --          89,302
Thomas H
Schwartz ...........       57,500       52,635           --                --              --             --         110,135
Walter Yetnikoff ...       54,167       52,635           --                --              --             --         106,802

----------
(1) Includes $200,000 of fees paid to Mr. Birnbaum for consulting services with respect to the designing and manufacture of shoes and general consulting to the Company. See "--Certain Relationships and Related Transactions."

(2) Includes (a) $412,000 in fees paid to Peter J. Solomon & Company, a financial advisory firm of which Mr. Cooper is a Managing Director, in connection with the Company's acquisition of all the capital stock of Daniel M. Friedman and Associates, Inc. and DMF, International, Ltd. and
     (b) $203,000 from the exercise of options and the sale of the shares underlying such options. See "--Certain Relationships and Related Transactions."

(3) Includes (a) $478,865 in fees, travel and insurance allowance paid to JLM Consultants, a company wholly owned by Mr. Madden, in connection with consulting services for the development of the Company's international business, (b) $393,817 in income from the exercise of options and the sale of the shares underlying such options and (c) $32,194 for the use of a corporate apartment. See "--Certain Relationships and Related Transactions."

(4) Represents income from the exercise of options and the sale of the shares underlying such options.

         Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or any of its committees. In 2006, each non-employee director received the following compensation: (i) a grant of (A) 1,000 shares of Common Stock for independent directors or (B) 500 shares for non-independent directors and (ii) $40,000. In 2006, members of the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee each received an additional $10,000 for service on such committees, except that the audit committee financial expert received $15,000 and the chairperson of the Compensation Committee received $15,000. The Company reimburses directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In July 2001, the Company entered into a consulting agreement with Peter J. Solomon & Company, a financial advisory firm of which Marc S. Cooper, one of the Company's directors, is a managing director. Under this agreement, the firm provides financial advisory and investment banking services to the Company. This agreement was amended in March 2004. The amended agreement expired on March 31, 2005, but pursuant to its terms has been automatically renewed until such time that the Company terminates it. The Company terminated the agreement on July 11, 2006. During 2006, the Company retained Peter J. Solomon & Company as an advisor in connection with the Company's acquisition of all the capital stock of each of Daniel M. Friedman & Associates, Inc. and DMF International, Ltd. In February 2006, the Company paid Peter J. Solomon & Company an advisory fee in the amount equal to $412,000 for services provided and expenses incurred in connection with such acquisition. No other fees were paid to Peter J. Solomon & Company in 2006.

         In October 2002, the Company entered into an agreement with Jeffrey Birnbaum, one of the Company's directors. Under this agreement, Mr. Birnbaum provides consulting services with respect to the designing and manufacturing of shoes and general consulting services to the Company, pursuant to which, Mr. Birnbaum received a fee of $200,000 in 2006. Mr. Birnbaum has been a partner and the Product Development Manager of Dolphin Footwear Company since August 1982. Dolphin Footwear Company is one of the Company's largest domestic and foreign suppliers. In 2006, the Company paid Dolphin Footwear Company and Ming Well, Dolphin's Hong Kong affiliate, approximately $77.7 million for the purchase of goods.

         In January 2004, the Company entered into an agreement with John Madden and JLM Consultants, a company wholly-owned by John Madden, one of the Company's directors, which was amended in 2005. Under this agreement, Mr. Madden provided consulting services with respect to the development of international sales of the Company. This agreement expired on December 31, 2005 but the parties have continued the consulting arrangement under the terms of the expired agreement. Under the agreement, JLM Consultants receives a commission equal to 4% on International Sales (as defined in the Agreement) up to $6.0 million and 3% on International Sales in excess of $6.0 million. The agreement provides for a monthly draw in the amount of $20,000 with recourse against such commissions, as well as a $1,000 per month travel allowance and $1,700 per month toward health insurance premiums. Pursuant to this arrangement, JLM Consultants received a total of $478,865 in 2006.

         Effective as of July 1, 2005, the Company amended its employment agreement with Steven Madden, pursuant to which Mr. Madden agreed to serve as the Company's Creative and Design Chief. The term of Mr. Madden's employment under his amended employment agreement commenced July 1, 2005 and ends on June 30, 2015. The agreement provides for an annual salary of $600,000, with a 7% increase of base salary on a compound basis in each of the third, fifth, seventh and ninth years of the agreement. The agreement also provides for an annual bonus in an amount determined by the Board of Directors, which will be at least 2% of the Company's EBITDA (the "Annual Bonus"). Additionally, the Company shall pay Mr. Madden an annual cash bonus in relation to "new business" (as defined in the agreement) in an amount to be determined by the Board of Directors, which will be at least (i) 2.5% of new business gross direct revenues and (ii) 10% of all license or other fee income above $2,000,000.00 (the "New Business Bonus"). In addition, Mr. Madden is eligible to receive annually an option grant to purchase shares of Common Stock in an amount equal to not less than 100% of the largest aggregate amount of options granted to any other continuing full-time employee of the Company during the annual period; provided, however, a grant in excess of 150% of the options grant to such other continuing full-time employee shall require shareholder approval. The agreement provides for, in the event of Mr. Madden's death, the payment to Mr. Madden's estate of his base salary for the 12-month period immediately subsequent to the date of Mr. Madden's death. In the event that Mr. Madden's employment agreement is terminated due to Mr. Madden's total disability (as defined in the agreement), "for cause" (as defined in the agreement) or due to Mr. Madden's resignation, the Company is obligated to pay Mr. Madden the amount of compensation that is accrued and unpaid through the date of termination. In the event Mr. Madden's employment agreement is terminated for any reason (other than "for cause" or due to his death or total disability or due to Mr. Madden's resignation), the Company is obligated to pay Mr. Madden, in installments, the balance of his base salary that would have been paid by the Company under the agreement for the full term of the agreement. In the event that there is a "change of control" (as defined in the agreement) transaction, all unvested options to purchase shares of Common Stock held by Mr. Madden will vest on the date of termination and Mr. Madden will be entitled to receive a lump sum cash payment equal to (1) the amount of compensation that is accrued and unpaid through the date of termination, (2) an amount equal to the product of (A) the number of years remaining in the term of the agreement (but not less than 5) and (B) the sum of (w) the base salary for the 12-month period ended on the preceding December 31 (or for the 12-month period ending on December 31, 2002, if greater), (x) the amount of the Annual Bonus earned (paid or accrued or which should have been paid or accrued) for the 12-month period ended on the preceding December 31 (or for the 12-month period ended on December 31, 2002, if greater), (y) the non-accountable expense allowance provided for under the agreement for the 12-month period ended on the preceding December 31, and (z) the amount of the New Business Bonus earned (paid or accrued or which should have been paid or accrued) for the 12-month period ended on the preceding December 31 (or for the 12-month period ending on December 31 during the agreement in which Mr. Madden received the greatest New Business Bonus, if greater). Mr. Madden's employment agreement contains other customary provisions, including provisions regarding expenses reimbursement, confidentiality, solicitation and competition. For the fiscal year ending December 31, 2006, Mr. Madden earned (i) $600,000 in base salary, (ii) $200,000 in non-accountable expense allowance, (iii) a bonus of $1,700,060 representing 2% of the Company's earnings before interest, tax, depreciation and amortization (iv) a bonus of $2,526,868 earned based on 2.5% of the Company's new business and (v) a bonus of $92,462 based on 10% of Royalty/Licensing income over $2,000,000. In addition, Mr. Madden was awarded 30,000 shares of restricted stock with a market value of $1,081,800 on the date of the award which vests one fourth per year over a four year period and 135,000 shares of restricted stock with a market value of $3,800,250 on the date of the award which vests one-fifth per year over a five year period.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

         The Company's Conduct Code and "Employee Handbook" prohibit all conflicts of interest. Under the Conduct Code, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of the Company. The Company's prohibition on conflicts of interest under the Conduct Code includes any related person transaction.

         Related person transactions must be approved by the Board, or by a committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Board or committee will consider all relevant factors, including as applicable (i) the Company's business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

         The Company has multiple processes for reporting conflicts of interests, including related person transactions. Under the Conduct Code, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to management. The chief financial officer quarterly distributes a questionnaire to the Company's executive officers and management personnel and annually distributes a questionnaire to the members of the Board of Directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Conduct Code.

         The Audit Committee, Disclosure Committee and Board of Directors discuss the related party transactions and they are reviewed as part of the Forms 10-K and 10-Q review process, including related party transaction disclosures.

         If a director is involved in the transaction, he will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information as of the Record Date with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the directors and the Named Executive Officers; and (iii) the Company's executive officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire within 60 days. See "Compensation of Directors and Executive Officers."

                                                                          SHARES BENEFICIAL OWNED
                                                               ---------------------------------------------
                    NAME AND ADDRESS OF                           AMOUNT AND NATURE OF          PERCENTAGE
                    BENEFICIAL OWNER (1)                        BENEFICIAL OWNERSHIP(2)         OF CLASS(2)
------------------------------------------------------------   -------------------------       -------------
Jamieson A. Karson .........................................                     121,200(3)              *
Arvind Dharia ..............................................                     225,243(4)             1.09
Awadhesh Sinha .............................................                          --                  --
Robert Schmertz ............................................                     180,000(5)              *
Amelia Newton Varela .......................................                      30,000                 *
Jeffrey Birnbaum ...........................................                      45,750(6)              *
Marc S. Cooper .............................................                         750                 *
Harold D. Kahn .............................................                       9,000(7)              *
John Madden ................................................                      40,750(8)              *
Peter Migliorini ...........................................                      16,500(9)              *
Richard P. Randall .........................................                       1,500                 *
Thomas H. Schwartz .........................................                      52,400(10)             *
Walter Yetnikoff ...........................................                      16,500(11)             *
Steven Madden ..............................................                   2,271,500(12)           10.72
BOCAP Corp. ................................................                   1,214,000(13)            5.94
Directors and Executive Officers as a Group (13 persons) ...                     739,593(14)            3.54

----------
*        indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Steven Madden, Ltd., 52-16 Barnett Avenue, Long Island City, New York 11104.

(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-K of the Securities Act of 1933 and Rule 13d-3 of the Securities Exchange Act, and based upon 20,453,888 shares of Common Stock outstanding (excluding treasury shares) as of the Record Date.

(3) Includes (i) 56,200 shares of Common Stock issuable upon the exercise of options held by Mr. Karson and (ii) 15,000 shares of Common Stock held by Mr. Karson's wife.

(4) Includes 193,243 shares of Common Stock issuable upon the exercise of options held by Mr. Dharia.

(5) Includes 50,000 shares of Common Stock issuable upon the exercise of options held by Mr. Schmertz.

(6) Includes 30,000 shares of Common Stock issuable upon the exercise of options held by Mr. Birnbaum.

(7) Includes 7,500 shares of Common Stock issuable upon the exercise of options held by Mr. Kahn.

(8) Includes 40,000 shares of Common Stock issuable upon the exercise of options held by Mr. J. Madden.

(9) Includes 15,000 shares of Common Stock issuable upon the exercise of options held by Mr. Migliorini.

(10) Includes 30,000 shares of Common Stock issuable upon the exercise of options held by Mr. Schwartz.

(11) Includes 15,000 shares of Common Stock issuable upon exercise of options held by Mr. Yetnikoff.

(12) Includes (i) 1,214,000 shares of Common Stock held by BOCAP, a corporation wholly-owned by Steven Madden, (ii) 322,500 shares of Common Stock held by Steven Madden and (iii) 735,000 shares of Common Stock issuable upon the exercise of options held by Steven Madden.

(13)   BOCAP is wholly-owned by Steven Madden.

(14)   Includes 436,943 shares issuable upon the exercise of options.

                                  PROPOSAL TWO
            PROPOSAL FOR THE APPROVAL OF AMENDMENT NUMBER ONE TO THE
                  STEVEN MADDEN, LTD. 2006 STOCK INCENTIVE PLAN

         The Company maintains the Steven Madden, Ltd. 2006 Stock Incentive Plan, for the benefit of eligible employees, consultants and non-employee directors of the Company. The proposed amendment number one to the 2006 Plan, which was unanimously adopted by the Board of Directors of the Company by written consent on April 25, 2007 subject to stockholder approval at the 2007 Annual Meeting, would increase the aggregate number of shares of the Common Stock issuable under the 2006 Plan by 350,000 shares to a total of 1,550,000 shares, or approximately 7.6% of the currently outstanding shares of Common Stock and to increase the number of aggregate shares that may be used for awards that are not "appreciation awards" (including restricted stock, performance shares or certain other stock-based awards) under this 1,550,000 share limit by 350,000 shares to 980,000 shares. The aggregate number of shares available under the 2006 Plan reflects the 3-for-2 stock split that became effective May 25, 2006 (the "Stock Split"). The Board believes that it is desirable to increase the total number of shares available under the 2006 Plan in order to attract, motivate and retain employees and non-employee directors of, and consultants to, the Company because the current share reserve under the 2006 Plan is expected to be fully utilized in the near term.

         Currently, the maximum number of shares of Common Stock that may be issued under the 2006 Plan is 1,200,000 (adjusted to reflect the Stock Split) shares of Common Stock of which a maximum of 630,000 (adjusted to reflect the Stock Split) of such shares may be used for awards that are not "appreciation awards" (including restricted stock, performance shares, stock-settled stock appreciation rights or certain other stock-based awards). Generally, each award of restricted stock vests 25% per year beginning on the first anniversary of the date of grant subject to the participant's continued service with the Company, provided that such awards are subject to accelerated vesting in the event of certain terminations of employment or upon a change in control of the Company (each as provided in the applicable award agreement). Except in these limited circumstances, awards will not vest during the first year following the date of grant.

         As of April 25, 2007, no stock options had been granted under the 2006 Plan. Pursuant to the Company's 1997 Stock Plan and the Company's 1999 Stock
Plan, as amended (together with the 1997 Stock Plan, the "Prior Plans"), however, the Company previously granted stock options to certain of its then directors and employees.

         The following table sets forth certain information regarding the options and shares available for grant and outstanding under the Prior Plans and 2006 Plan, respectively.

                                                     As of April 25, 2007
                                                     --------------------
         Prior Plans:
            Options available for grant .........                 0
            Options outstanding .................         1,395,985
            Weighted average exercise price .....             $8.75
            Weighted average term ...............        4.06 years

         2006 Plan:
            Shares available for grant ..........           597,200
            Shares outstanding ..................           602,800
               Unvested .........................           562,973
               Vested ...........................            39,827

         In addition, the proposed amendment number one to the 2006 Plan deletes the net share counting provision of the 2006 Plan with respect to stock-settled stock appreciation rights, which currently provides that only the number of shares of Common Stock that are delivered to a participant count against the share limitations set forth under the 2006 Plan. As a result of the amendment to the 2006 Plan, the total number of shares subject to an award of stock appreciation rights will count against share limitations (both aggregate and individual) set forth under the 2006 Plan. This provision of the proposed amendment number one does not require stockholder approval.

         The Board has also adopted certain other minor clarifying amendments to
the  2006  Plan,  which  do  not  require  stockholder   approval,   to  reflect
developments in applicable law and equity compensation practices.

         In the event that the requisite stockholder approval of amendment number one to the 2006 Plan is not obtained, the amendment to the 2006 Plan will not take effect to the extent stockholder approval is required, but the Company may continue to grant awards under the 2006 Plan in accordance with its terms and the current share reserve under the 2006 Plan.

         The following description of the 2006 Plan, which takes into account the effect of the amendment, is a summary of its principal provisions and is qualified in its entirety by reference to the 2006 Plan, a copy of which is available as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2006. A copy of the proposed amendment number one to the 2006 Plan is appended hereto as Exhibit A.

DESCRIPTION OF THE 2006 STOCK INCENTIVE PLAN

         The Board previously approved the 2006 Plan in order to enhance the profitability and value of the Company for the benefit of its stockholders by enabling us to offer eligible employees, consultants and non-employee directors cash and stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. The Board's adoption of the amendment to the 2006 Plan to increase the aggregate number of shares under the 2006 Plan is subject to the approval of the Company's stockholders.

         The affirmative vote of the holders of at least a majority of the outstanding shares of the Common Stock present or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to the 2006 Plan. The Board recommends that the stockholders vote "for" the approval of the amendment to the 2006 Plan.

         Administration. The 2006 Plan is administered by a committee, which is intended to consist of two or more non-employee directors, each of whom will be, to the extent required, a non-employee director as defined in Rule 16b-3 of the Exchange Act, an outside director as defined under Section 162(m) of the Code and an independent director as defined under NASD Rule 4200(a)(15) (the "Committee"); provided that with respect to the application of the 2006 Plan to non-employee directors, the 2006 Plan will be administered by the Board (and references to the Committee include the Board for this purpose). Currently, the compensation committee of the Board serves as the Committee under the 2006 Plan.

         The Committee has full authority to administer and interpret the 2006 Plan, to grant discretionary awards under the 2006 Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the 2006 Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The
Committee has delegated to the Chief Executive Officer of the Company the authority to grant awards under the 2006 Plan to eligible employees and consultants who are not subject to Section 16(b) of the Exchange Act or Section 162(m) of the Code; provided that in no event will the number of shares of Common Stock that may be granted exceed 1,000 shares to any such individual during any fiscal year. The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the 2006 Plan. Awards under the 2006 Plan may not be made on or after March 20, 2016, except that awards (other than stock options or stock appreciation rights) that are intended to be "performance-based" under Section 162(m) of the Code will not be made after the fifth anniversary of the 2006 Plan's initial approval by the Company's stockholders (i.e., May 26, 2011).

         Eligibility and Types of Awards. All of the Company's employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, stock appreciation rights, performance shares, restricted stock, other stock-based awards and performance-based cash awards. In addition, the Company's employees and employees of the Company's affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2006 Plan.

         Available Shares. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the 2006 Plan, as amended, or with respect to which awards may be granted may not exceed 1,550,000 shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company; provided, however, that 980,000 shares of this aggregate limit may be used for awards that are not "appreciation awards" (including restricted stock, performance shares or certain other stock-based awards). In general, if awards under the 2006 Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the 2006 Plan.

         The maximum number of shares of Common Stock with respect to which any stock option, stock appreciation right or shares of restricted stock that are subject to the attainment of specified performance goals and intended to satisfy
Section 162(m) of the Code and may be granted under the 2006 Plan during any fiscal year to any eligible employee or consultant will be 600,000 shares (per type of award). The total number of shares of Common Stock with respect to all awards that may be granted under the 2006 Plan during any fiscal year to any eligible employee or consultant will be 750,000 shares. There are no annual limits on the number of shares of Common Stock with respect to an award of restricted stock that are not subject to the attainment of specified performance goals to eligible employees or consultants. The maximum number of shares of Common Stock with respect to any award of performance shares to an eligible employee or consultant during any fiscal year is 300,000 shares. The maximum number of shares of Common Stock with respect to which any stock option (other than incentive stock options), stock appreciation right, performance share or other stock-based award that may be granted under the 2006 Plan during any fiscal year to any non-employee director will be 150,000 shares (per type of award). The total number of shares of Common Stock with respect to all awards that may be granted under the 2006 Plan during any fiscal year to any non-employee director will be 300,000 shares. The individual share limits specified above have been adjusted to reflect the Stock Split. The maximum payment that may be made to an eligible employee or consultant under any performance-based cash award during any fiscal year and subject to the attainment of specified performance goals will be $10,000,000.

         As amended, the 2006 Plan requires that the Committee appropriately adjust the above individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award to reflect any change in the Company's capital structure or business by reason of certain corporate transactions or events.

         The Company commits to limit its "burn rate" (i.e., the rate at which it grants equity awards under the 2006 Plan) to a three year annual average burn rate limit of 3.09%, which is within industry norms and is intended to be calculated using Institutional Shareholder Services methodology.

Awards Under the 2006 Plan. The following types of awards are available under the 2006 Plan:

         Stock Options. The Committee may grant nonqualified stock options and incentive stock options (only to eligible employees) to purchase shares of Common Stock. The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed seven years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any), and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value).

         Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee at grant and the exercisability of such options may be accelerated by the Committee in its sole discretion. Upon the exercise of an option, the participant must make payment of the full exercise price, either (i) in cash, check, bank draft or money order;
(ii) solely to the extent permitted by law, through the delivery of irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and condition as a may be acceptable to the Committee.

         Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR") or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed seven years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Common Stock on the date of grant in the case of a Non-Tandem SAR. The Committee may also grant "limited SARs," either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in the 2006 Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

         Restricted Stock. The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient's restricted stock agreement. The Committee may determine at the time of award, that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

         Recipients of restricted stock are required to enter into a restricted stock agreement with the Company which states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

         If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar events or circumstances.
Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below.

         Performance Shares. The Committee may award performance shares. A performance share is the equivalent of one share of Common Stock. The recipient of a grant of performance shares will specify one or more performance criteria to meet within a specified period determined by the Committee at the time of grant. The performance goals for performance shares will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

         Other Stock-Based Awards. The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units) under the 2006 Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee shall determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below.

         Performance-Based Cash Awards. The Committee may, subject to limitations under applicable law, make a grant of individual target awards either alone or in tandem with stock options, SARs or restricted stock under the 2006 Plan that are contingent upon the satisfaction of certain pre-established performance goals that are reached within a specified performance period, each of which, together with any other terms and conditions, shall be determined by the Committee in its sole discretion at the time of grant. At the time the performance goals are established, the Committee will prescribe a formula to determine the percentages (which may be greater than 100%) of the individual target award which may be payable based upon the degree of attainment of the performance goals during the calendar year. The Committee may, in its sole discretion, elect to pay a participant an amount that is less than the participant's individual target award regardless of the degree of attainment of the performance goals; provided that no such discretion to reduce a performance-based cash award earned based on achievement of the applicable performance goals will be permitted for a calendar year in which a change in control occurs. The performance goals for performance-based cash awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2006 Plan and discussed in general below.

         Performance Goals. The Committee may grant awards of restricted stock, performance shares, performance-based cash awards and other stock-based awards that are intended to qualify as "performance-based compensation" for purposes of
Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Committee. These performance goals will be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following criteria selected by the Committee:

             o earnings per share, earnings before interest and taxes or earnings before interest, tax, depreciation and amortization;
             o  gross profit or gross profit return on investment;
             o  gross margin or gross margin return on investment;
             o  operating income, net income, cash flow or economic value added;
             o  revenue growth;

             o  working capital;
             o specified objectives with regard to limiting the level of increase in all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;
             o  return on equity, assets or capital;
             o  total shareholder return;
             o  fair market value of the shares of the Common Stock;
             o  market share and/or market segment share;
             o the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends;
             o customer satisfaction, customer loyalty, brand recognition and/or brand acceptance;
             o  style indexes;
             o  employee retention;
             o  number  of  new   patents,   new   product   innovation   and/or
                introduction;
             o  product release schedules and/or ship targets; or
             o reduction in expenses and/or product cost reduction through advanced technology.

         To the extent permitted by law, the Committee may also exclude the impact of an event or occurrence which the Committee determines should be appropriately excluded, including:

             o restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges;
             o an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management; or
             o a change in accounting standards required by generally accepted accounting principles.

         Performance   goals  may  also  be  based  on  individual   participant
performance goals, as determined by the Committee, in its sole discretion.

         In addition, all performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

         Change in Control. Unless otherwise determined by the Committee at the time of grant or in a written employment agreement, awards subject to vesting and/or restrictions will not accelerate and vest or cause the lapse of restrictions upon a change in control (as defined in the 2006 Plan) of the Company. Instead, such awards will be, in the discretion of the Committee, (i) assumed and continued or substituted in accordance with applicable law, (ii) purchased by the Company for an amount equal to the excess of the price of the Common Stock paid in a change in control over the exercise price of the award(s), or (iii) cancelled if the price of the Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

         Amendment and Termination. Notwithstanding any other provision of the 2006 Plan, the Board may at any time amend any or all of the provisions of the 2006 Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2006 Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant and, provided further that the approval of the Company's stockholders will be obtained to the extend required by Delaware law, Sections 162(m) and 422 of the Code, The Nasdaq Global Market or the rules of such other applicable stock exchange, as specified in the 2006 Plan.

         Miscellaneous. Awards granted under the 2006 Plan are generally nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

         Certain U.S. Federal Income Tax Consequences. The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2006 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

         Incentive Stock Options. In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed on the date of grant until the date three months prior to the date of exercise and such recipient does not sell Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.

         If the recipient is not continuously employed on the date of grant until the date three months prior to the date of exercise or such recipient disposes of Common Stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of Common Stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

         Nonqualified Stock Options. A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

         All Options. With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of the Company's officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by the Company.

         In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by stockholders and is administered by a committee comprised of outside directors. The 2006 Plan is intended to satisfy these requirements with respect to options.

         The 2006 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2006 Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.

         Future Plan Awards. Except as stated below under the section entitled "New Plan Benefits with Respect to 2007," no new equity-based awards have been approved at this time to any employee, officer, non-employee director or consultant. The Company anticipates that other equity-based awards may be granted to the named individuals as well as to other employees, officers, non-employee directors and consultants under the 2006 Plan. However, the amount of shares of Common Stock that may be granted to the named individuals will be based upon various prospective factors, including, the nature of services to be rendered by the Company's employees, officers, non-employee directors and consultants, and their potential contributions to the Company's success. Accordingly, actual awards cannot be determined at this time.

NEW PLAN BENEFITS WITH RESPECT TO 2007.

         The table below presents certain information with respect to new shares of restricted stock granted under the 2006 Plan with respect to the 2007 calendar year to certain of the Company's Named Executive Officers as follows:


                                                                      NUMBER OF SHARES
                                                                         SUBJECT TO
NAME AND POSITION                                 DOLLAR VALUE           RESTRICTION
----------------------------------------------   ---------------      ----------------
Jamieson A. Karson                               $       723,800(1)             20,000
Arvind Dharia                                    $       645,400(2)             20,000
Awadhesh Sinha                                   $     1,460,700(3)             30,000
Robert Schmertz                                  $     3,184,000(4)            100,000
All Executive Officers as a Group                $     6,013,900               170,000
Non-Employee Directors as a Group                $             0                     0
Non-Executive Officer Employees as a Group       $     1,574,510(5)             45,000
Total for all Participants under the 2006 Plan   $     7,588,410               215,000

----------
(1) Calculated based upon the closing price of the Company's stock on March 27, 2007, the date of grant.
(2) Calculated based upon the closing price of the Company's stock on March 6, 2007, the date of grant.
(3) Calculated based upon the closing price of the Company's stock on April 25, 2007, the date of the grant.
(4) Calculated based upon the closing price of the Company's stock on March 9, 2007, the date of grant.
(5) Calculated based upon the closing price of the Company's stock on March 9, 2007 for 38,000 shares and the closing price of the Company's stock on April 24, 2007 for 7,000 shares.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO THE 2006 PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AMENDMENT NUMBER ONE TO THE 2006 PLAN.

                                 PROPOSAL THREE

         RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY'S
      INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING
                                DECEMBER 31, 2007

         The Audit Committee has appointed Eisner LLP as the Company's independent registered public accounting firm to conduct the audit of the Company's books and records for the fiscal year ending December 31, 2007. Eisner LLP also served as the Company's independent registered public accountants for the previous fiscal year.

         Although ratification by stockholders is not required by the Company's organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by stockholders of its appointment of Eisner LLP as the Company's independent registered public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Eisner LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

         Representatives of Eisner LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Audit Committee's selection of Eisner LLP.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Eisner LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2007. Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of Eisner LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2007.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AUDIT FEES

         The aggregate fees billed by Eisner LLP for professional services rendered for the audit of the Company's annual financial statements for the 2006 Fiscal Year, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2006 Fiscal Year, other statutory and regulatory filings, consents related to registration statements filed with the SEC and the audit of the Company's internal controls over financial reporting for the 2006 Fiscal Year were $436,000. The comparative amount for the fiscal year ended December 31, 2005 (the "2005 Fiscal Year") was $460,000.

AUDIT-RELATED FEES

         In addition to Audit Fees, Eisner LLP has billed the Company $26,000, in the aggregate, for Audit Related Fees related to assurance and related services for the 2006 Fiscal Year. These services include, among others, the audit of the Company's employee benefit plans and other accounting related consultations. The comparative amount for the 2005 Fiscal Year was $93,000.

TAX FEES

         During the 2006 Fiscal Year, Eisner LLP billed the Company $138,000, in the aggregate, for services rendered to the Company for tax compliance, tax advice and tax planning. Eisner LLP billed $122,000 for similar services in the 2005 Fiscal Year.

ALL OTHER FEES

         There were no fees billed by Eisner LLP for services rendered to the Company, other than the services described above under Audit Fees, Audit Related Fees and Tax Fees, for the 2006 Fiscal Year or the 2005 Fiscal Year.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

         Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accountants. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services.

         Prior to engagement of the independent auditor for next year's audit, the Audit Committee will pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof), except those excluded from requiring pre-approval based upon the de minimus exception set forth in
Section 10A(i)(1)(B) of the Exchange Act.

         The Audit Committee's pre-approval policies and procedures are as follows: (a) prior to each fiscal year, the Audit Committee pre-approves a schedule of estimated fees for proposed non-prohibited audit and non-audit services and (b) actual amounts paid are monitored by financial management of the Company and reported to the Audit Committee.

         All work performed by Eisner LLP as described above under the captions Audit Fees, Audit Related Fees, Tax Fees and All Other Fees has been approved or pre-approved by the Audit Committee pursuant to the provisions of the Audit Committee's charter. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the independence of Eisner LLP.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF EISNER LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting in connection therewith, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

STOCKHOLDER PROPOSALS AND SUBMISSIONS FOR THE COMPANY'S 2008 ANNUAL MEETING

         In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2008 Annual Meeting must do so no later than December 30, 2007.

         In addition, in accordance with Article I, Section 7(f) of the Company's By-Laws, in order to be properly brought before the 2008 Annual Meeting, a matter must be (i) specified in the notice of such meeting given by or at the direction of the Board of Directors (or any duly authorized committed thereof), (ii) otherwise properly brought before such meeting by or at the direction of the Board of Directors (or any duly authorized committed thereof) or (iii) specified in a written notice given by a stockholder of record on the date of the giving of the notice and on the record date for such meeting, which notice conforms to the requirements of Article I, Section 7(f) of the By-Laws and is delivered to, or mailed and received at, the Company's principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's 2007 Annual Meeting. Accordingly, any written notice given by or on behalf of a stockholder pursuant to the foregoing clause (iii) in connection with the 2008 Annual Meeting must be received no later than January 26, 2008 and no earlier than December 27, 2007.

                  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                                  STEVEN MADDEN, LTD.

April 30, 2007


                                                  By:   /s/ JAMIESON A. KARSON
                                                        ------------------------
                                                        Jamieson A. Karson
                                                        Chief Executive Officer

                                                                       EXHIBIT A

                              AMENDMENT NUMBER ONE

                                     TO THE

                  STEVEN MADDEN, LTD. 2006 STOCK INCENTIVE PLAN

                              Dated: April 30, 2007

         Capitalized terms used herein but not defined shall have the meanings attributed to such terms under the Steven Madden, Ltd. 2006 Stock Incentive Plan (the "Plan").

         WHEREAS, Steven Madden, Ltd. (the "Company") currently maintains the Plan for the purpose of awarding cash and stock-based incentives to its Eligible Employees, Consultants and Non-Employee Directors;

         WHEREAS, pursuant to Section 14.1 of the Plan, the Board or the Committee may amend the Plan at any time, subject to stockholder approval under certain circumstances; and

         WHEREAS, the Committee now wishes to amend the Plan, subject to the approval of the Company's stockholders at the Company's 2007 Annual Meeting of Stockholders, to increase the aggregate share reserve under the Plan and to make certain other administrative modifications (which are not subject to stockholder approval).

         NOW, THEREFORE, the Plan is hereby amended effective as of April 30, 2007, subject to the approval of the Company's stockholders at the Company's 2007 Annual Meeting of Stockholders, except with respect to the FIRST, THIRD, FOURTH and FIFTH Paragraphs hereof (which are not subject to stockholder approval). Except as specifically modified herein, the Plan shall continue in full force and effect in accordance with all of the terms and conditions thereof.

         1. The definition of "Appreciation Award" in Section 2.3 of the Plan is hereby amended to delete the words "cash-settled," which immediately precede "Stock Appreciation Right."

         2. The first sentence of Section 4.1(a) of the Plan is hereby deleted in its entirety and replaced with the following sentence as follows:

               "The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under this Plan shall not exceed 1,550,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both; provided, however, that only 980,000 shares of the 1,550,000 shares of Common Stock available hereunder may be issued or used for Awards that are not Appreciation Awards."

         3. The second sentence of Section 4.1(a) of the Plan, as follows, is hereby deleted in its entirety.

               "With respect to Stock Appreciation Rights settled in Common Stock, only the number shares of Common Stock delivered to a Participant (based on the difference between Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right is exercised and the Fair Market Value of the shares of Common Stock subject to such Stock Appreciation Right on the date such Stock Appreciation Right was awarded) shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and
               (b)."

         4. Section 4.2(b) of the Plan is hereby amended in its entirety to read in full as follows:

               "Subject to the provisions of Section 4.2(d), if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a "Section 4.2 Event"), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award or under other Awards granted under the Plan, (iii) the purchase price thereof, and/or
               (iv) the individual Participant limitations set forth in Section 4.1(b) (other than those based on cash limitations) shall be appropriately adjusted. In addition, subject to Section 4.2(d), if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an "Other Extraordinary Event"), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all the Company's assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event."

         5. Section 7.4(b) of the Plan is hereby amended to reduce the maximum term thereunder from ten (10) years to seven (7) years .

         IN WITNESS WHEREOF, the Company has caused this amendment to be executed on the date first written above.

                                            STEVEN MADDEN, LTD.


                                            By:  /s/ JAMIESON A. KARSON
                                                 ------------------------------
                                                 Jamieson A. Karson
                                                 Chief Executive Officer

                                      PROXY

                               STEVEN MADDEN, LTD.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES
               ([FOR] [WITHHOLD AUTHORITY] [AGAINST] OR [ABSTAIN])
                          NEXT TO EACH OF THE PROPOSALS

        The undersigned stockholder of Steven Madden, Ltd. (the "Company") hereby appoint(s) Jamieson A. Karson and Arvind Dharia, and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's showroom located at 1370 Avenue of the Americas, 14th Floor, New York, New York at 10:00 a.m., local time, on May 25, 2007, and at any adjournments or postponements thereof, with authority to vote all shares of Common Stock of the Company held or owned by the undersigned on April 5, 2007, in accordance with the directions indicated herein.

                (Continued and to be signed on the reverse side.)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               STEVEN MADDEN, LTD.

                                  MAY 25, 2007




                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.


------------------------------------------------------------------------------------------------------------------------------------

                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1, 2 AND 3.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 FOR AGAINST ABSTAIN
1. ELECTION OF DIRECTORS                                      2. APPROVAL  OF AN  AMENDMENT  TO THE  2006  STOCK [ ]   [ ]     [ ]
                                                                 INCENTIVE  PLAN TO INCREASE THE MAXIMUM  NUMBER
                              NOMINEES:                          OF  SHARES  OF  COMMON  STOCK   AVAILABLE   FOR
[ ] FOR ALL NOMINEES          ( ) Jamieson A. Karson             ISSUANCE UNDER SUCH PLAN FROM 1,200,000  SHARES
                              ( ) Jeffrey Birnbaum               TO 1,550,000 SHARES.
                              ( ) Marc S. Cooper
[ ] WITHHOLD AUTHORITY        ( ) Harold D. Kahn
    FOR ALL NOMINEES          ( ) John L. Madden
                              ( ) Peter Migliorini            3. RATIFICATION  OF THE  APPOINTMENT OF EISNER LLP [ ]   [ ]     [ ]
                              ( ) Richard P. Randall             AS THE COMPANY'S  INDEPENDENT  AUDITORS FOR THE
[ ] FOR ALL EXCEPT            ( ) Thomas H. Schwartz             FISCAL YEAR ENDING DECEMBER 31, 2007
    (See instructions below)  ( ) Richard P. Randall
                              ( ) Walter Yetnikoff            In their  discretion,  the  proxies are  authorized  to vote upon such other  business  as may  properly be  presented  at the meeting or any adjournments or postponements thereof.

                                                              THIS  PROXY  WILL  BE  VOTED  AS  SPECIFIED  ABOVE;  UNLESS  OTHERWISE
                                                              INDICATED,  THIS PROXY WILL BE VOTED (1) FOR THE  ELECTION OF THE NINE
INSTRUCTION: To  withhold   authority  to  vote  for  any     (9) NOMINEES  NAMED IN ITEM 1, (2) FOR THE APPROVAL OF AN AMENDMENT TO
             individual nominee(s), mark "FOR ALL EXCEPT"     THE 2006 STOCK INCENTIVE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES
             and fill in the circle next to each  nominee     OF COMMON STOCK  AVAILABLE FOR ISSUANCE UNDER SUCH PLAN FROM 1,200,000
             you wish to withhold, as shown here: (.)         SHARES  TO  1,550,000   SHARES,   (3)  FOR  THE  RATIFICATION  OF  THE
------------------------------------------------------------- APPOINTMENT  OF EISNER LLP AS THE COMPANY'S  INDEPENDENT  AUDITORS FOR
                                                              FISCAL YEAR 2007 IN ITEM 3, AND (4) IN THE  DISCRETION  OF THE PROXIES
                                                              ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                                              Please  mark,  sign,  date and return  this Proxy  promptly  using the accompanying  postage  pre-paid  envelope.  THIS PROXY IS SOLICITED ON
------------------------------------------------------------- BEHALF OF THE BOARD OF DIRECTORS OF STEVEN MADDEN, LTD.
To change the address on your account, please check the
box at  right  and  indicate  your new  address  in the
address  space  above.  Please note that changes to the
registered  name(s) on the account may not be submitted
via this method.                                         [ ]
-------------------------------------------------------------

Signature of Stockholder _______________________ Date: __________ Signature of Stockholder _______________________ Date: __________

    Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
          When signing as executor, administrator,  attorney, trustee or guardian, please give full title as such. If the signer is a corporation,  please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.